UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2010

BERLINER COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28579 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

18-01 Pollitt Dr. Fair Lawn, New Jersey (Address of principal executive offices)	07410 (Zip Code)

(201) 791-3200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

General

On January 27, 2010, Berliner Communications, Inc. (d/b/a UniTek Global Services, Inc.) ("Berliner"), BCI East, Inc., a Delaware corporation and a wholly-owned subsidiary of Berliner ("Merger Sub"), Unitek Holdings, Inc., a Delaware corporation ("Unitek"), and the other parties thereto entered into an Agreement and Plan of Merger, pursuant to which Merger Sub merged with and into Unitek and Unitek became a wholly-owned subsidiary of Berliner.

First Lien Credit Agreement and Second Lien Credit Agreement

General

On September 27, 2007, Unitek Acquisition, Inc., a Delaware corporation ("Unitek Acquisition"), now an indirect wholly-owned subsidiary of Berliner, entered into (1) a $117.5 million First Lien Credit Agreement (as amended, restated, modified or otherwise supplemented, the "First Lien Credit Agreement"), by and among Unitek Acquisition, Unitek Midco, Inc., a Delaware corporation ("Unitek Midco"), certain subsidiaries of Unitek Acquisition as guarantors, the initial lenders, Royal Bank of Canada, as administrative agent and collateral agent for the lenders and RBC Capital Markets, as lead arranger and book-runner and (2) a $25 million Second Lien Term Loan Agreement (as amended, restated, modified or otherwise supplemented, the "Second Lien Credit Agreement"), by and among Unitek Acquisition, Unitek Midco, certain subsidiaries of Unitek Acquisition as guarantors, the initial lenders, Royal Bank of Canada, as administrative agent and collateral agent for the lenders and RBC Capital Markets, as lead arranger and book-runner.

Availability and Term

The credit facilities under the First Lien Credit Agreement (the "First Lien Credit Facilities") are (1) a $78 million Term B loan facility (the "Term B Facility"), (2) a $19.5 million Term C loan facility (the "Term C Facility") and (3) a $20 million revolving credit facility (the "Revolving Facility"), with a portion of such Revolving Facility available as a swingline facility and a portion available as a letter of credit facility.  The Term B Facility and the Revolving Facility, including the swingline loan facility and the letter of credit facility, mature on September 27, 2012.  The Term C Facility matures on the earlier of (1) three months after the maturity date of the Term B Facility and (2) December 31, 2013.  As of January 27, 2010, the Term B Facility and the Term C Facility are fully drawn at $93 million, and approximately $13 million of principal is outstanding under the Revolving Facility.

The credit facility under the Second Lien Term Loan Agreement (the "Second Lien Credit Facility") is a $25 million second lien term loan facility.  As of January 27, 2010, the Second Lien Credit Facility is fully drawn.  The Second Lien Credit Facility matures on the earlier of (1) three months after the maturity date of the Term B Facility and (2) December 31, 2013.

Interest Rate and Fees

The Term B Facility currently bears interest at a rate per annum equal to, at Unitek Acquisition's option, either (1) the sum of the (i) the federal fund rate plus (ii) 0.50% plus (iii) a margin of 5.5% or (2) the sum of (i) the Eurodollar rate (no less than 2.5% per annum) plus (ii) a margin of 6.5%.  The Term C Facility currently bears interest at a rate of 16.25%.  The Second Lien Credit Facility currently bears interest at a rate per annum equal to the greater of (1) 15.75% and (2) the Eurodollar rate plus a margin of 7.25%.

Guaranties and Security

The obligations under the First Lien Credit Agreement are guaranteed by Unitek Midco and certain subsidiaries of Unitek Midco (collectively, the "Guarantors") and are secured by a first priority lien on substantially all of the assets and property of the Company and the Guarantors, including a pledge of all equity interests in Unitek Acquisition and the Guarantors, other than Unitek Midco.

The obligations under the Second Lien Credit Agreement are guaranteed by the Guarantors and are secured by a second priority lien on substantially all of the assets and property of the Company and the Guarantors, including a pledge of all equity interests in Unitek Acquisition and the Guarantors, other than Unitek Midco.

Representations and Warranties; Affirmative Covenants

The First Lien Credit Agreement and the Second Lien Credit Agreement contain representations and warranties and affirmative covenants that are customary for debt facilities of this type.

Restrictive Covenants and Events of Default

The First Lien Credit Agreement and Second Lien Credit Agreement contain negative covenants that are customary for debt facilities of this type.  Although these negative covenants are subject to significant exceptions, they limit Unitek Acquisition's ability and the ability of the Guarantors to, among other things:

•	create liens;

•	incur, assume or permit to exist additional indebtedness or guarantees;

•	change the nature of Unitek Acquisition's business or Unitek Midco's status as a holding company;

•	engage in mergers, acquisitions and asset sales;

•	make investments or loans;

•	pay dividends or distributions, or make payments or redeem or repurchase capital stock;

•	amend constitutive documents of Unitek Acquisition or its subsidiaries;

•	make changes to certain accounting methods;

•	prepay, redeem, purchase or amend the terms of certain indebtedness;

•	engage in speculative transactions; and

•	make certain capital expenditures.

In addition, the First Lien Credit Agreement contains certain financial covenants, including, among other things, a maximum total leverage ratio, a maximum first lien leverage ratio, a minimum fixed charge coverage ratio, a minimum interest coverage ratio and minimum liquidity requirements.  The Second Lien Credit Agreement  also contains total leverage ratio, maximum fixed charge coverage ratio and minimum interest coverage ratio covenants, although in some cases the covenants contained in the First Lien Credit Agreement are more restrictive.

The First Lien Credit Agreement and the Second Lien Credit Agreement also include events of default that are customary for debt facilities of this type, subject to significant threshold amounts and cure periods.  These events of default include, among other things, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, and bankruptcy.

The foregoing description of the First Lien Credit Agreement and the Second Lien Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the First Lien Credit Agreement and the Second Lien Credit Agreement, which are attached (together with the corresponding amendments thereto and to the Term B Facility and the Term C Facility) hereto as Exhibits 10.1 through 10.11 and 10.12 through 10.14 of this Form 8-K, respectively, and incorporated herein by reference.

Loan Authorization Agreement

General

Unitek Holdings, Inc., a Delaware corporation, (the "Borrower") entered into a Loan Authorization Agreement dated as of September 25, 2007 (as amended, restated, modified or otherwise supplemented, the "Loan Authorization Agreement") among the Borrower and BMO Capital Markets Financing, Inc (the "Lender").

Availability and Term

The Loan Authorization Agreement established a $35 million revolving credit facility (the "Revolving Facility") and is evidenced by a demand note.  The Revolving Facility is payable and matures on demand of the Lender.  As of January 27, 2010, approximately $25 million of principal is outstanding under the Revolving Facility.  The Lender has the right to terminate the Revolving Facility at any time upon demand.

Guaranties

The obligations under the Loan Authorization Agreement are guaranteed severally, but not jointly, by Sector Performance Fund, LP and SPF SBS LP.

The foregoing description of the Loan Authorization Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Authorization Agreement, which are attached (together with the corresponding amendments thereto) hereto as Exhibits 10.15 through 10.17 of this Form 8-K and incorporated herein by reference.

On or about April 12, 2010, we will be filing an amended Form 8-K which will include pro forma financial information for the 2009 calendar year, as well as historical financial information for Unitek.  The above information should be read in conjunction with the financial information disclosed at that time for a more complete understanding of our capital structure.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above under the headings "First Lien Credit Agreement and Second Lien Credit Agreement" and "Loan Authorization Agreement" of this report is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

 (d)           Exhibits.

See the Exhibit Index immediately following the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERLINER COMMUNICATIONS, INC.

/s/ Ronald Lejman
Date: February 2, 2010	Name: Ronald Lejman
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1
First Lien Credit Agreement, dated September 27, 2007 among Unitek Acquisition, Inc., Unitek Midco, Inc., certain subsidiaries of Unitek Acquisition, Inc. as guarantors, the initial lenders, Royal Bank of Canada and RBC Capital Markets.

10.2
Amendment No. 1 to the First Lien Credit Agreement, dated as of December 5, 2007, among Unitek Acquisition, Inc., the other lenders parties to the First Lien Credit Agreement referred to therein and Royal Bank of Canada.

10.3
Amendment No. 2 to the First Lien Credit Agreement, dated as of March 26, 2008, among Unitek Acquisition, Inc., the other lenders parties to the First Lien Credit Agreement referred to therein and Royal Bank of Canada.

10.4
Amendment No. 3 to the First Lien Credit Agreement, dated as of June 23, 2009, among Unitek Acquisition, Inc., Unitek Midco, Inc., certain subsidiaries of Unitek Acquisition, Inc. as guarantors, the other lenders parties to the First Lien Credit Agreement referred to therein and Royal Bank of Canada.

10.5
Amendment No. 4 to the First Lien Credit Agreement, dated as of December 17, 2009, among Unitek Acquisition, Inc., Unitek Midco, Inc., certain subsidiaries of Unitek Acquisition, Inc. as guarantors, the other lenders parties to the First Lien Credit Agreement referred to therein and Royal Bank of Canada.

10.6	Incremental Term B Facility Amendment, dated as of December 21, 2007, among Unitek Acquisition, Inc., the Incremental Term B Lender (as defined therein) and Royal Bank of Canada.
10.7	Second Incremental Term B Facility Amendment, dated as of July 2, 2008, among Unitek Acquisition, Inc., the Incremental Term B Lender (as defined therein) and Royal Bank of Canada.
10.8	Incremental Term C Facility Amendment, dated as of December 21, 2007, among Unitek Acquisition, Inc., the Incremental Term C Lenders (as defined therein) and Royal Bank of Canada.
10.9	Second Incremental Term C Facility Amendment, dated as of September 30, 2008, among Unitek Acquisition, Inc., the Second Incremental Term C Lenders (as defined therein) and Royal Bank of Canada.
10.10
Amendment No. 1 to Second Incremental Term C Facility Amendment, dated as of May 15, 2009, among Unitek Acquisition, Inc., the Second Incremental Term C Lenders (as defined therein) and Royal Bank of Canada.

10.11
Amendment No. 2 to Second Incremental Term C Facility Amendment, dated as of December 17, 2009, among Unitek Acquisition, Inc., the Second Incremental Term C Lenders (as defined therein) and Royal Bank of Canada.

10.12
Second Lien Term Loan Agreement, dated September 27, 2007, among Unitek Acquisition, Inc., Unitek Midco, Inc., certain subsidiaries of Unitek Acquisition, Inc. as guarantors, the initial lenders, Royal Bank of Canada and RBC Capital Markets.

10.13
Amendment No. 1 to the Second Lien Term Loan Agreement, dated as of May 15, 2009, among Unitek Acquisition, Inc., Unitek Midco, Inc., certain subsidiaries of Unitek Acquisition, Inc. as guarantors, the financial institutions and other lenders parties to the Second Lien Credit Agreement referred to therein and Royal Bank of Canada.

10.14
Amendment No. 2 to the Second Lien Term Loan Agreement, dated as of December 17, 2009, among Unitek Acquisition, Inc., Unitek Midco, Inc., certain subsidiaries of Unitek Acquisition, Inc. as guarantors, the financial institutions and other lenders parties to the Second Lien Credit Agreement referred to therein and Royal Bank of Canada.

10.15	Loan Authorization Agreement, dated as of September 25, 2007, among Unitek Holdings, Inc. and BMO Capital Markets Financing, Inc.
10.16	First Amendment to Loan Authorization Agreement, dated as of March 24, 2008, among Unitek Holdings, Inc. and BMO Capital Markets Financing, Inc.
10.17	Second Amendment to Loan Authorization Agreement, dated as of September 15, 2009, among Unitek Holdings, Inc. and BMO Capital Markets Financing, Inc.